UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2006

SECURITY BANK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (478) 722-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

+Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2006, Security Bank Corporation and Homestead Bank entered into a definitive Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which Security Bank will acquire Homestead Bank (the “Merger”). Following completion of the Merger, Homestead Bank will become a wholly owned subsidiary of Security Bank. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated into this Item 1.01.

Under the terms of the Merger Agreement with Homestead Bank, we will pay approximately $50 million to Homestead Bank’s shareholders, based on the value of the consideration at the time of signing the definitive agreement. We will issue approximately 79% of the purchase price in common stock and the remainder in cash to a significant shareholder. The transaction was unanimously approved by the boards of directors of both companies and is subject to regulatory approval, the approval of Homestead Bank shareholders and other customary closing conditions. The acquisition is scheduled to be completed during the third quarter of 2006.

We will file a registration statement, including a proxy statement addressed to the shareholders of Homestead Bank and a prospectus for our stock to be offered in the proposed Merger with Homestead Bank, with the SEC. A definitive proxy statement will be sent to Homestead Bank’s shareholders seeking their approval of the proposed Merger. Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the proposed Merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at www.sec.gov. Copies of the registration statement and other documents filed by us with the SEC may also be obtained for free from us by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210; attn: Chief Financial Officer.

Item 2.02. Results of Operations and Financial Condition.

On April 19, 2006, we issued a press release announcing earnings and results of operations for the first quarter of 2006. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 2.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Reorganization, dated April 19, 2006, between Security Bank Corporation and Homestead Bank

99.1	Press Release of Security Bank Corporation, announcing the acquisition of Homestead Bank and results of operations and financial condition for the first quarter, dated April 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Date: April 19, 2006	By:	/s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Reorganization, dated April 19, 2006, between Security Bank Corporation and Homestead Bank

99.1	Press Release of Security Bank Corporation, announcing the acquisition of Homestead Bank and results of operations and financial condition for the first quarter, dated April 19, 2006